UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

June 25, 2014

(Date of Report (Date of Earliest Event Reported))

United Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-16640	38-2606280
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

2723 S. State Street, Ann Arbor, MI 48104

(Address of principal executive offices)

(734) 214-3700

(Registrant’s telephone number including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

United Bancorp, Inc. ("United") held a special meeting of shareholders on June 25, 2014. A total of 12,763,426 shares of United common stock were entitled to notice of, and to vote at, the meeting. A total of 9,222,292 shares of United common stock were present, in person or by proxy, at the meeting. Approval of Proposal 1 required the affirmative vote of at least a majority of the outstanding shares of United common stock entitled to vote. Approval of Proposals 2 and 3 required the affirmative vote of a majority of the shares of United common stock voted on each proposal. United's shareholders approved each proposal by the following vote totals:

1.	Approval of Agreement and Plan of Merger, dated as of January 7, 2014, by and between United and Old National Bancorp ("ONB"), pursuant to which United will merge with and into ONB.

Votes for	9,154,738
Votes against	43,659
Abstentions	23,895
Broker Non-Votes	0

2.	Non-binding advisory approval of the compensation that may be paid or become payable to the named executive officers of United that is based on or otherwise relates to completion of the merger.

Votes for	8,670,510
Votes against	388,139
Abstentions	163,643
Broker Non-Votes	0

3.	Approval of adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the special meeting in person or by proxy to approve the Agreement and Plan of Merger.

Votes for approval	9,077,473
Votes against	107,115
Abstentions	37,704
Broker Non-Votes	0

Completion of the merger of United with and into ONB is subject to the satisfaction of customary closing conditions and is not assured. For additional information about the merger, including these closing conditions, see the description under Item 1.01 of United's Current Report on Form 8-K filed with the Commission on January 8, 2014 and Exhibit 2.1 thereto, each of which are incorporated by reference herein.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancorp, Inc. (Registrant)
By:

Date: June 26, 2014	/s/ Randal J. Rabe
Randal J. Rabe Executive Vice President and Chief Financial Officer